UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch St., 17th Floor Philadelphia, PA	19104

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 243-9000
Empire American Realty Trust, Inc.
25 Philips Parkway, Montvale, New Jersey 07645
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The board of directors of Independence Realty Trust, Inc. (the “Company”) adopted an amendment to the Company’s charter (the “Charter Amendment”) to change the Company’s corporate name from Empire American Realty Trust, Inc. to Independence Realty Trust, Inc. The Charter Amendment was filed with the Maryland State Department of Assessments and Taxation on February 8, 2011. A copy of the Charter Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.
The board of directors of the Company also adopted an amendment and restatement to the Bylaws (the “Amended and Restated Bylaws”) of the Company to, among other things, reflect the Company’s new name. A copy of the Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.3 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.2	First Articles of Amendment to the Articles of Amendment and Restatement of the Company, effective February 8, 2011.

3.3	First Amended and Restated Bylaws of the Company, effective February 8, 2011.

Exhibit Index

Exhibit No.	Description

3.2	First Articles of Amendment to the Articles of Amendment and Restatement of the Company, effective February 8, 2011.

3.3	First Amended and Restated Bylaws of the Company, effective February 8, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.
	By:	/s/ Jack E. Salmon
February 8, 2011		Name:	Jack E. Salmon
		Title:	President & Chief Financial Officer